As filed with the Securities and Exchange Commission on April 20, 2026

Registration No. 333-230979

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BrainsWay Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

16 Hartum Street

RAD Tower, 14th Floor

Har HaHotzvim

Jerusalem, 9777516, Israel

(Address of Principal Executive Offices, including Zip Code)

Brainsway Ltd. 2014 Share Incentive Plan

(Full title of the plan)

BrainsWay USA, Inc.

95 Washington Street

Suite 104-323

Canton, MA 02021, USA

(Name and address of agent for service)

(844) 386-7001

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, New York 10112 Tel: +1 212 659-7300	Sarit Molcho, Adv. Odeya Brick-Zarsky, Adv. S. Friedman, Abramson & Co. Azrieli Town 146 Menachem Begin Road Tel Aviv 6492103, Israel +972 (3) 693-1931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

BrainsWay Ltd. (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain ordinary shares, par value NIS 0.04 per share (the “Ordinary Shares”), originally registered by the Registrant for offer or sale pursuant to the Registrant’s 2014 Share Incentive Plan (the “2014 Plan”). The Registrant has resolved not to grant any more options under the 2014 Plan, and that both the registered shares underlying options not yet granted, as well as the shares underlying options that are surrendered (except in the case of surrender for the exercise into shares) or which cease to be exercisable under the 2014 Plan, shall be transferred to the share pool reserved for issuance under the Registrant’s 2019 Share Incentive Plan (the “2019 Plan”). The total number of Ordinary Shares available for grant under the 2014 Plan and carried over to the 2019 Plan (the “Carryover Shares”), is 3,626,200.

This Post-Effective Amendment No. 1 is being filed to remove the Carryover Shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, the State of Israel on the 20th day of April, 2026.

BrainsWay Ltd.
(Registrant)

By: /s/ Hadar Levy
Hadar Levy
Chief Executive Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BrainsWay Ltd., has signed this Post-Effective Amendment to the Registration Statement on Form S-8 on the 20th day of April, 2026.

BrainsWay USA, Inc.
Authorized U.S. Representative

By: /s/ Ido Marom
Name: Ido Marom
Title: Chief Financial Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-8.